As filed with the Securities and Exchange Commission on July 20, 2020

Registration No. 333-231762

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	42-0991521 (I.R.S. Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas (Address of Principal Executive Offices)	75080 (Zip Code)

LENNOX INTERNATIONAL INC. 2019 EQUITY AND INCENTIVE COMPENSATION PLAN

(Full title of the plan)

John D. Torres

Executive Vice President, Chief Legal Officer and Secretary

Lennox International Inc.

2140 Lake Park Blvd.

Richardson, Texas 75080

(972) 497-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James E. O’Bannon

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

(214) 220-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to that certain Registration Statement on Form S-8 (Registration No. 333-231762) filed with the Securities and Exchange Commission on May 24, 2019 (the “Original Filing”) is being filed by Lennox International Inc. (the “Company”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended to update Exhibit 23.1. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing. No additional securities are to be registered, and registration fees were paid upon filing of the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1*	Restated Certificate of Incorporation of Lennox International Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration Statement No. 333-75725) filed on April 6, 1999)

4.2*	Amended and Restated Bylaws of Lennox International Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2013)

4.3*	Specimen Stock Certificate for the Common Stock of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment to Registration Statement on Form S-1/A (Registration Statement No. 333-75725) filed on June 16, 1999)

4.4*	Lennox International Inc. 2019 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2019)

5.1*	Opinion of Sarah Wood Braley, Esq.

23.1	Consent of Independent Registered Public Accounting Firm – KPMG LLP

23.2*	Consent of Sarah Wood Braley, Esq. (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed as an exhibit to the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richardson, state of Texas, on this 20th day of July, 2020.

LENNOX INTERNATIONAL INC.

By:	/s/ John D. Torres
John D. Torres
Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Date: July 20, 2020	*
Todd M. Bluedorn Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Date: July 20, 2020	*
Joseph W Reitmeier Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: July 20, 2020	*
Chris A. Kosel Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

Date: July 20, 2020	*
Todd J. Teske Lead Director

Date: July 20, 2020	*
Sherry L. Buck Director

Date: July 20, 2020	*
Janet K. Cooper Director

Date: July 20, 2020	*
John E. Major Director

Date: July 20, 2020	*
Max H. Mitchell Director

Date: July 20, 2020	*
John W. Norris, III Director

Date: July 20, 2020	*
Karen H. Quintos Director

Date: July 20, 2020	*
Kim K.W. Rucker Director

Shane D. Wall Director

Date: July 20, 2020	*
Gregory T. Swienton Director

*

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on behalf of the above officers and directors by John D. Torres, as attorney-in-fact, pursuant to a power of attorney incorporated by reference as Exhibit 24.1 into this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.

DATED: July 20, 2020	By:	/s/ John D. Torres
John D. Torres
Attorney-in-Fact

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